TCP Reports Third Quarter 2014 Financial Results

Aurora, Ohio (November 6, 2014) – TCP International Holdings Ltd. (NYSE: TCPI), a leading global manufacturer and distributor of energy efficient lighting technologies, today announced financial results for its third quarter ended September 30, 2014.

Net sales for the third quarter were $122.9 million, a 9% increase compared with $112.5 million in the second quarter of 2014 and $113.0 million in the third quarter of 2013. Net income in the third quarter was $4.5 million, or $0.16 per diluted share, compared to $2.0 million, or $0.10 per diluted share, in the second quarter of 2014 and compared to $4.3 million, or $0.21 per diluted share, in the third quarter of 2013.

“Our LED business continued to perform well in the quarter as a result of increased demand from both the retail and C&I channels for our products,” said Ellis Yan, TCP’s Chairman and CEO. “We have a solid position in the market and are focused on leveraging our cost structure to take advantage of the LED market opportunity ahead of us.”
Third Quarter 2014 Summary

Following is a summary of certain key financial measures for the third quarter of 2014:

•	Net sales were $122.9 million, an increase of $10.4 million, or 9%, from the second quarter of 2014 and an increase of $9.9 million, or 9%, from the third quarter of 2013.

•
LED sales were $53.4 million, an increase of $7.4 million, or 16%, from the second quarter of 2014 and an increase of $27.6 million, or 107%, from the third quarter of 2013, driven by increased sales in the commercial and industrial, or C&I, channel and with Walmart in the retail channel.

•
CFL sales were $59.6 million, roughly flat with the second quarter of 2014 and down $21.7 million, or 27%, from the third quarter of 2013, primarily due to the transition to LEDs in the C&I channel and lower volume with The Home Depot.

•	Gross margin was 21.7%, down from 22.7% in the second quarter of 2014 due to a reduction in LED pricing on certain C&I projects to meet market demands along with an increase in retail sales, but up from 20.8% in the third quarter of 2013 due to favorable product and customer mix from higher LED sales in the C&I channel.

•
Selling, general and administrative expenses were $19.3 million, a decrease of $1.1 million from the second quarter of 2014 due to lower marketing and severance costs, but an increase of $3.6 million from the third quarter of 2013 due to higher payroll largely attributable to the expansion of our sales force and marketing team to serve the C&I channel, increased marketing costs, and share-based compensation expenses.

•
Net income was $4.5 million, an increase from $2.0 million in the second quarter of 2014 and an increase from $4.3 million in the third quarter of 2013. Diluted earnings per share were $0.16, an increase from diluted earnings per share of $0.10 in the second quarter of 2014 but a decrease from diluted earnings per share of $0.21 in the third quarter of 2013 due to the increase in shares outstanding following the IPO.

•	Adjusted EPS was $0.16, compared to $0.10 in the second quarter of 2014 and $0.20 in the third quarter of 2013.

At September 30, 2014, cash and cash equivalents were $60.4 million, up from $16.1 million at June 30, 2014, as a result of the net proceeds of $70.2 million following the IPO, less debt repayments of $20.0 million during the quarter. Combined short-term loans and long-term debt was $113.9 million at September 30, 2014, down from $144.2 million at June 30, 2014.

Conference Call and Webcast Information
The Company will host a conference call today, November 6, 2014, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). Chief Executive Officer Ellis Yan and Chief Financial Officer Brian Catlett will present an overview of the third quarter 2014 financial results, discuss current business conditions, and respond to questions. The call will be available, live, to interested parties by dialing (866) 598-9340. For international callers, please dial (480) 293-0669. The Conference ID number is 1676168. A live webcast will also be available in the Investors Relations section of the TCP website at: http://investors.tcpi.com. A replay of the webcast will be available through the Investor Relations section of the Company’s web site approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

Non-GAAP Adjusted EBITDA
We present the non-GAAP financial measures “Adjusted EBITDA” and "Adjusted EPS" as supplemental measures of our performance. These non-GAAP financial measures are not measures of financial performance or liquidity calculated in accordance with accounting principles generally accepted in the United States, referred to herein as U.S. GAAP, and should be viewed as a supplement to, not a substitute for, our results of operations and balance sheet information presented on the basis of U.S. GAAP.

We define EBITDA as net income before interest expense, income taxes, depreciation and amortization, and Adjusted EBITDA as EBITDA before net foreign exchange (gains) losses, litigation settlements, share-based compensation expense and other nonrecurring items.

We define Adjusted EPS as net income per share, diluted, from continuing operations excluding net foreign exchange (gains) losses, litigation settlements, share-based compensation expense and other nonrecurring items.

Adjusted EBITDA and Adjusted EPS are not necessarily comparable to similarly titled measures reported by other companies. Adjusted EBITDA may exclude certain financial information that some may consider important in evaluating our financial performance. Adjusted EBITDA and Adjusted EPS may not be indicative of historical operating results, and we do not intend for either of them to be predictive of future results of operations. We believe that our use of Adjusted EBITDA and Adjusted EPS as metrics assists our board, management and investors in comparing our operating performance on a consistent basis. Factors in this determination include removing the impact of our capital structure (specifically interest expense, net), asset base (specifically depreciation and amortization) and tax structure, as well as certain items that affect inter-period comparability, such as variability due to unrealized foreign exchange (gains) losses, litigation settlements, non-cash share-based compensation expense and other nonrecurring items, which affect results in a given period or periods.

About TCP
TCP is a leading global manufacturer and distributor of energy efficient lighting technologies. TCP’s extensive product offerings include LED and CFL lamps and fixtures, internet-based lighting control solutions and other energy efficient lighting products. TCP has the largest combined number of LED and CFL ENERGY STAR® compliant lighting products. TCP was named a 2014 ENERGY STAR® Partner of the Year by the U.S. Environmental Protection Agency.  TCP’s products are currently offered through thousands of retail and C&I distributors. Since TCP’s inception, it has sold more than one billion energy efficient lighting products.  For more information, visit http://www.tcpi.com.

Forward Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. Forward looking statements in this press release include, but are not limited to, the Company’s expectation regarding the growth of its LED product line. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While TCP believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein. Such forward-looking statements are made only as of the date of this release. TCP expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions or circumstances on which any statement is based.

Contact
Brian Catlett
Chief Financial Officer
330-954-7689
ir@tcpi.com

Mike Funari
Sapphire Investor Relations, LLC
415-471-2700
ir@tcpi.com

TCP INTERNATIONAL HOLDINGS LTD. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands, except per share data)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$60,395	$21,903
Restricted cash	6,466	3,404
Accounts receivable, less allowance for doubtful accounts of $1,366 and $1,479 at September 30, 2014 and December 31, 2013, respectively	91,441	59,574
Inventories	137,270	119,477
Prepaids and other current assets	17,829	14,415
Deferred income taxes	11,261	10,551
Total current assets	324,662	229,324
Property, plant and equipment, net of accumulated depreciation of $41,835 and $39,007 at September 30, 2014 and December 31, 2013 respectively	70,689	74,558
Land rights, net	4,129	4,244
Deferred costs	16,990	18,732
Finance receivable from related party	—	1,915
Intangible assets, net of accumulated amortization of $937 and $837 at September 30, 2014 and December 31, 2013, respectively	2,572	2,993
Deferred income taxes, long-term	6,862	7,758
Other long-term assets	1,680	1,741
Total assets	$427,584	$341,265
Liabilities and Shareholders’ Equity
Current liabilities:
Short-term loans and current portion of long-term debt	$108,515	$122,840
Accounts payable	127,052	105,742
Accrued expenses and other current liabilities	66,776	62,539
Total current liabilities	302,343	291,121
Long-term debt, net of current portion	5,392	7,553
Income taxes payable, long-term	7,629	7,043
Legal settlements, net of current portion	28,942	30,941
Other long-term liabilities	423	427
Total liabilities	344,729	337,085
Shareholders’ equity:
Common stock, CHF 1.00 par value; 41,107 shares authorized; 27,696 issued and outstanding at September 30, 2014 and 20,553 issued and outstanding at December 31, 2013	30,064	22,048
Additional paid-in capital	66,138	901
Accumulated other comprehensive income	10,473	13,721
Retained deficit	(23,820)	(32,490)
Total shareholders’ equity	82,855	4,180
Total liabilities and shareholders’ equity	$427,584	$341,265

TCP INTERNATIONAL HOLDINGS LTD. AND SUBSIDIARIES
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net sales	$122,875	$113,022	$336,456	$314,473
Cost of goods sold	96,242	89,519	259,525	243,128
Gross profit	26,633	23,503	76,931	71,345
Selling, general and administrative expenses	19,319	15,761	56,715	46,940
Litigation settlements	(490)	—	(300)	—
Operating income	7,804	7,742	20,516	24,405
Other expense (income):
Interest expense	2,189	1,671	6,815	4,662
Interest income	(73)	(103)	(138)	(367)
Foreign exchange (gains) losses, net	—	(1)	(1,307)	4,636
Income before income taxes	5,688	6,175	15,146	15,474
Income tax expense	1,186	1,883	4,770	5,690
Net income	$4,502	$4,292	$10,376	$9,784
Other comprehensive income:
Foreign currency translation adjustments	(2,764)	10	(3,248)	1,839
Comprehensive income	$1,738	$4,302	$7,128	$11,623
Net income per share-basic and diluted	$0.16	$0.21	$0.46	$0.48

TCP INTERNATIONAL HOLDINGS LTD. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net income	$10,376	$9,784
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	6,505	6,028
Deferred income tax expense	135	1,456
Share-based compensation expense	2,001	—
Loss on disposal of equipment	130	162
Changes in operating assets and liabilities:
Accounts receivable	(31,949)	(10,534)
Inventories	(18,511)	(47,849)
Prepaid expenses and other assets	(2,108)	(5,175)
Accounts payable	26,470	23,552
Accrued and other liabilities	5,267	(4,175)
Net cash used in operating activities	(1,684)	(26,751)
Cash flows from investing activities:
Purchases of property, plant and equipment	(8,630)	(7,298)
(Increase) decrease in restricted cash	(3,106)	1,228
Repayment of related party finance receivables	209	521
Other investing activities, net	67	2
Net cash used in investing activities	(11,460)	(5,547)
Cash flows from financing activities:
Proceeds from initial public offering, net of offering costs	70,498	—
Borrowings under foreign short-term bank loans	101,797	91,051
Repayments of foreign short-term bank loans	(96,859)	(75,367)
(Repayment) borrowings on line of credit agreement, net	(18,748)	6,336
Borrowings of long-term debt	588	—
Repayments of long-term debt	(618)	(185)
Payment of related party finance liability	(124)	(211)
Payment of contingent consideration	—	(831)
Payment of debt issuance costs	(869)	(127)
Increase in related party payable	—	5,490
Net cash provided by financing activities	55,665	26,156
Effect of exchange rate changes on cash and cash equivalents	(4,029)	676
Increase (decrease) in cash and cash equivalents	38,492	(5,466)
Cash and cash equivalents at beginning of period	21,903	38,680
Cash and cash equivalents at end of period	$60,395	$33,214

TCP INTERNATIONAL HOLDINGS LTD. AND SUBSIDIARIES
Net Sales by Region and by Product Line
(Unaudited)
(Amounts in thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
United States and Canada	$102,369	$94,063	$93,328	$281,703	$260,355
Asia	7,029	9,302	2,860	22,990	14,997
EMEA	10,511	6,288	8,549	22,658	23,026
Latin America	2,966	2,811	8,285	9,105	16,095
Total net sales	$122,875	112,464	113,022	$336,456	$314,473

	Three Months Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
CFL	$59,552	59,468	81,238	$178,425	$216,652
LED	53,369	46,009	25,738	135,700	72,255
Linear and fixtures	2,889	3,226	4,093	9,802	16,456
Other	7,065	3,761	1,953	12,529	9,110
Total net sales	$122,875	112,464	113,022	$336,456	$314,473

TCP INTERNATIONAL HOLDINGS LTD. AND SUBSIDIARIES
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
and Adjusted EPS to Diluted EPS
(Unaudited)
(Amounts in thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net income	$4,502	$1,953	$4,292	$10,376	$9,784
Adjustments:
Interest expense, net	2,116	2,281	1,568	6,677	4,295
Income tax expense	1,186	1,387	1,883	4,770	5,690
Depreciation and amortization	2,138	2,177	2,073	6,505	6,028
EBITDA	9,942	7,798	9,816	28,328	25,797
Adjustments:
Foreign exchange gains, net	—	(633)	(1)	(1,307)	4,636
Litigation settlements	(490)	90	—	(300)	—
Share-based compensation expense	1,395	606	—	2,001	—
Refund of U.S. Customs import tariffs	(294)	(149)	—	(442)	—
Adjusted EBITDA	$10,553	$7,712	$9,815	$28,280	$30,433

	Three Months Ended September 30, 2014		Three Months Ended June 30, 2014		Three Months Ended September 30, 2013
	Net Income	Per Share (Diluted)	Net Income	Per Share (Diluted)	Net Income	Per Share (Diluted)
Net income and net income per share, diluted	$4,502	$0.16	$1,953	$0.10	$4,292	$0.21
Adjustments, net of tax:
Foreign exchange gains, net	(280)	(0.01)	(414)	(0.02)	(283)	(0.01)
Litigation settlements	(310)	(0.01)	57	—	—	—
Share-based compensation expense	854	0.03	414	0.02	—	—
Refund of U.S. Customs import tariffs	(186)	(0.01)	(94)	—	—	—
Adjusted net income and Adjusted EPS	$4,580	$0.16	$1,916	$0.10	$4,009	$0.20

	Nine Months Ended September 30, 2014		Nine Months Ended September 30, 2013
	Net Income	Per Share (Diluted)	Net Income	Per Share (Diluted)
Net income and net income per share, diluted	$10,376	$0.46	$9,784	$0.48
Adjustments, net of tax:
Foreign exchange gains, net	(1,216)	(0.05)	3,324	0.16
Litigation settlements	(190)	(0.01)	—	—
Share-based compensation expense	1,268	0.06	—	—
Refund of U.S. Customs import tariffs	(280)	(0.01)	—	—
Adjusted net income and Adjusted EPS	$9,958	$0.45	$13,108	$0.64